Exhibit 99.1

Kenneth M. Fisher, Chairman of the Board
Noble Midstream GP, LLC
1001 Noble Energy Way
Houston, Texas 77070
Dear Ken,
This letter is to notify you of my decision to resign as Chief Financial Officer of Noble Midstream GP, LLC, and as an employee of Noble Energy, Inc., effective June 28, 2019. I am leaving Noble Midstream to pursue another business opportunity. While I am saddened to leave the team that I have built and the company that I have been a part of for the past five years, I know that the senior leadership team and the talented organization I am leaving will continue to move forward successfully for unitholders, business partners, and employees. Noble Midstream is a special place and, though much as been accomplished, I look forward to following their future successes. My departure is not because of any disagreement with the General Partner or the Partnership relating to any policies or practices, or any accounting, financial, financial reporting or operational matter of the General Partner or the Partnership.

Sincerely,

/s/ John F. Bookout IV

John F. Bookout IV
Chief Financial Officer
Noble Midstream GP, LLC